OMB APPROVAL

OMB Number:	3235-0059
Expires:	February 28, 2006
Estimated average burden hours per response	12.75

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

CONSECO, INC.

(Name of Registrant as Specified In Its Charter)
Conseco, Inc.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Conseco, Inc.

11825 North Pennsylvania Street
Carmel, Indiana 46032

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held August 24, 2004

      NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Shareholders of Conseco, Inc. (the “Company”), will be held at the Conseco Conference Center, 530 College Drive, Carmel, Indiana, at 9:00 a.m., local time, on August 24, 2004, for the following purposes:

1.	To elect four Class I directors, each for a one-year term ending in 2005;

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s auditors for 2004; and

3.	To consider such other matters, if any, as may properly come before the meeting.

      Holders of record of outstanding shares of the common stock (“Common Stock”) of the Company as of the close of business on July 7, 2004, are entitled to notice of and to vote at the meeting. Holders of Common Stock have one vote for each share held of record.

      Whether or not you plan to be present at the meeting, please complete, sign and return the enclosed form of proxy. No postage is required to return the form of proxy in the enclosed envelope. The proxies of shareholders who attend the meeting in person may be withdrawn, and such shareholders may vote personally at the meeting.

By Order of the Board of Directors

William S. Kirsch, Secretary

July 21, 2004

Carmel, Indiana

PROXY STATEMENT
SECURITIES OWNERSHIP
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
PROPOSAL 2
SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
ANNUAL REPORT
OTHER MATTERS
Exhibit A

Conseco, Inc.

11825 North Pennsylvania Street
Carmel, Indiana 46032

PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Conseco, Inc. (“Conseco” or the “Company”) for the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Conseco Conference Center, 530 College Drive, Carmel, Indiana on August 24, 2004, at 9:00 a.m., local time. It is expected that this Proxy Statement will be mailed to the shareholders on or about July 22, 2004. Proxies are being solicited principally by mail. Directors, officers and regular employees of Conseco may also solicit proxies in person, through the mail or by telecommunications. All expenses relating to the preparation and mailing to the shareholders of the Notice, Proxy Statement and form of proxy are to be paid by Conseco.

      If the enclosed form of proxy is properly executed and returned in time for the meeting, the named proxy holders will vote the shares represented by the proxy in accordance with the instructions marked on the proxy. Proxies returned unmarked will be voted for each of the nominees for director (Proposal 1) and for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2004 (Proposal 2). A shareholder may revoke a proxy at any time before it is exercised by mailing or delivering to Conseco a written notice of revocation or a later-dated proxy, or by attending the meeting and voting in person.

      Only holders of record of shares of Conseco’s common stock (“Common Stock”) as of the close of business on July 7, 2004, will be entitled to vote at the meeting. On such record date, Conseco had 152,748,772 shares of Common Stock outstanding and entitled to vote. Each share of Common Stock will be entitled to one vote with respect to each matter submitted to a vote at the meeting. The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

      The election of Directors (Proposal 1) will be determined by the plurality of the votes cast by the holders of shares represented (in person or by proxy) and entitled to vote at the Annual Meeting provided a quorum is present. Consequently, the four nominees who receive the greatest number of votes cast will be elected as Directors of the Company. The vote required to approve the ratification of the independent auditors (Proposal 2) is the affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting provided a quorum is present. Shares present which are properly withheld as to voting, and shares present with respect to which a broker indicates that it does not have authority to vote (“broker non-votes”), will not be counted for any purpose other than determining the presence of a quorum at the Annual Meeting. As a result, abstentions from voting or broker non-votes will have the same legal effect as voting against Proposal 2.

SECURITIES OWNERSHIP

      The following table sets forth information as of July 7, 2004 regarding ownership of Common Stock by the only persons known to own beneficially more than 5 percent thereof, by the Directors individually, by the those current executive officers that are named in the Summary Compensation Table on page 10 individually, and by all Directors and current executive officers of Conseco as a group.

	Shares
	Beneficially Owned

Name	Number		Percentage

R. Glenn Hilliard (1)	598,119		*
Debra J. Perry	0		—
Philip R. Roberts	5,526		*
Neal C. Schneider	5,526		*
Michael S. Shannon	15,526		*
William J. Shea	700,000		*
Michael T. Tokarz	5,526		*
John G. Turner	6,526		*
Eugene M. Bullis	250,000		*
Eric R. Johnson	75,000		*
John R. Kline	50,000		*
All directors and current executive officers as a group (12 persons)	1,711,749	(2)	1.1

*	Less than 1%.

(1)	Includes 98,119 shares held by a charitable foundation, of which Mr. Hilliard is a trustee. He disclaims beneficial ownership of such shares.

(2)	Includes 1,585,000 shares of restricted stock held by directors and executive officers which has not yet vested.

PROPOSAL 1

ELECTION OF DIRECTORS

      Our board of directors is currently comprised of eight members, divided into two classes as follows: Messrs. Shea, Roberts and Tokarz and Ms. Perry are Class I Directors, and Messrs. Hilliard, Schneider, Shannon and Turner are Class II Directors. The term of office of the Class I Directors expires at our 2004 annual meeting of shareholders and the term of office of the initial Class II Directors expires at our 2005 annual meeting of shareholders. Other than the term of office of the initial Class II Directors, the term of office of each class of Directors will expire at the next succeeding annual meeting of shareholders. Accordingly, all Directors will be elected annually for one-year terms, beginning with the 2005 annual meeting of shareholders. All Directors will serve until their successors are duly elected and qualified.

      Unless authority is specifically withheld, the shares of Common Stock represented by the enclosed form of proxy will be voted in favor of all nominees. Should any of the nominees become unable to accept election, the persons named in the proxy will exercise their voting power in favor of such person or persons as the Board of Directors of Conseco may recommend. All of the nominees have consented to being named in this Proxy Statement and to serve if elected. The Board of Directors knows of no reason why any of its nominees would be unable to accept election.

      THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

      Set forth below is information regarding each person nominated for election as a Class I Director, and each person serving as a Class II Director whose term will continue after the Annual Meeting.

Nominees for Election as Class I Directors:

      Debra J. Perry, 53, has served as a director of Conseco since June 2004. From November 2001 until February 2004, she served as senior managing director of global ratings and research at Moody’s Investors Service. From 1999 until 2000, Ms. Perry served as chief administrative officer of Moody’s Corporation and from 1992 until 1999 she served in a variety of management positions with Moody’s including group managing director of the Finance, Securities and Insurance Group (which rated all non-bank financial institutions worldwide). Ms. Perry is also a director of MBIA Inc.

      Philip R. Roberts, 62, joined our board of directors in September 2003. Since 2000, Mr. Roberts has been principal of Roberts Ventures L.L.C., consultant for merger and acquisition and product development for investment management firms. From 1996 until 2000, Mr. Roberts served as chief investment officer of trust business for Mellon Financial Corporation and headed its institutional asset management businesses from 1990 to 1996.

      William J. Shea, 56, has served as a director of Conseco and its predecessor since September 2002. He has served as president and chief executive officer of Conseco since October 2002 and was president and chief operating officer from September 2001 until October 2002. Before joining Conseco, Mr. Shea served as chief executive officer of View Tech, Inc. (integrated video-conferencing solutions) from 1998 until 2000. From 1994 to 1998, he was vice chairman and from 1992 to 1998 chief financial officer of Bank Boston Corporation. Mr. Shea served as an officer and director of our predecessor company and several of its subsidiaries, which filed bankruptcy petitions on December 17, 2002.

      Michael T. Tokarz, 54, joined our board of directors in September 2003. Mr. Tokarz has been a managing member of the Tokarz Group, LLC (venture capital investments) since 2002. He was a general partner with Kohlberg Kravis Roberts & Co. from 1985 until he retired in 2002. Mr. Tokarz is also a director of Walter Industries, Inc, Idex Corp. and Chairman of MVC Capital Corporation.

Class II Directors Whose Terms of Office will Continue After the Meeting:

      R. Glenn Hilliard, 61, became the non-executive chairman of our board of directors in September 2003. Mr. Hilliard has been chairman and chief executive officer of Hilliard Group, LLC, an investment and consulting firm, since June 2003. From 1999 until his retirement in April 2003, Mr. Hilliard served as chairman, chief executive officer and a member of the executive committee for ING Americas. Prior to 1999 he served in various senior operating and board roles with ING, including membership on the executive committee of Financial Services International. Mr. Hilliard is a director of Alea Group Holdings (Bermuda) Ltd.

      Neal C. Schneider, 60, joined our board of directors in September 2003. Since June 2003, Mr. Schneider has been an independent consultant, which was also his occupation from August 2000 until June 2002. From June 2002 until June 2003, Mr. Schneider was a partner of Smart and Associates, LLP, a business advisory and accounting firm. Until his retirement in August 2000, Mr. Schneider spent 34 years with Arthur Andersen & Co., including service as partner in charge of the Worldwide Insurance Industry Practice and the North American Financial Service Practice. Mr. Schneider is Chairman of the Board of PMA Capital Corporation.

      Michael S. Shannon, 46, joined our board of directors in September 2003. Mr. Shannon is co-founder and has been president and chief executive officer since 1992 of KSL Recreation Corporation (owner and operator of golf courses and destination resorts in the U.S.). Mr. Shannon was lead director of ING Americas before joining our board. Mr. Shannon is a director of ING Bank, FSB.

      John G. Turner, 64, joined our board of directors in September 2003. Mr. Turner has been chairman of Hillcrest Capital Partners, a private equity investment firm since 2002. Mr. Turner served as chairman and CEO of ReliaStar Financial Corp. from 1991 until it was acquired by ING in 2000. After the acquisition he became vice chairman and a member of the executive committee for ING Americas until his retirement in 2002. Mr. Turner is a director of Hormel Foods Corporation, Shopko Stores, Inc. and ING Funds.

Board Committees

      Audit and Enterprise Risk Committee. The Audit and Enterprise Risk Committee’s functions, among others, are to recommend the appointment of independent accountants; review the arrangements for and scope of the audit by independent accountants; review the independence of the independent accountants; consider the adequacy of the system of internal accounting controls and review any proposed corrective actions; review and monitor the Company’s compliance with legal and regulatory requirements; and discuss with management and the independent accountants our draft annual and quarterly financial statements and key accounting and/or reporting matters. The Audit and Enterprise Risk Committee currently consists of Messrs. Schneider, Roberts and Turner and Ms. Perry, with Mr. Schneider serving as chairman of the committee and as “audit committee financial expert,” as defined under Securities and Exchange Commission rules promulgated under the Sarbanes-Oxley Act. All current members of the Audit and Enterprise Risk Committee are “independent” within the meaning of the regulations adopted by the Securities and Exchange Commission and the listing requirements adopted by the New York Stock Exchange regarding audit committee membership. The committee met on five occasions in 2003 after Conseco emerged from bankruptcy in September 2003. A copy of the Audit and Enterprise Risk Committee’s charter is attached hereto as Exhibit A and is also available on our website at www.conseco.com.

      Governance and Strategy Committee. The Governance and Strategy Committee is responsible for, among other things, establishing criteria for board membership; considering, recommending and recruiting candidates to fill new positions on the board; reviewing candidates recommended by shareholders; considering questions of possible conflicts of interest involving board members, executive officers and key employees. It is also responsible for developing principles of corporate governance and recommending them to the board for its approval and adoption, reviewing periodically these principles of corporate governance to insure that they remain relevant and are being complied with. The Governance and Strategy Committee currently consists of Messrs. Hilliard, Tokarz and Shannon, with Mr. Tokarz serving as chairman of the committee. All current members of the Governance and Strategy Committee are “independent” within the meaning of the new listing requirements adopted by the New York Stock Exchange regarding nominating committee membership. The committee held no formal meetings during 2003. A copy of the Governance and Strategy Committee’s charter is available on our website at www.conseco.com. The Governance and Strategy Committee does not have a written policy regarding shareholder nominations for director candidates. The Governance and Strategy Committee will, however, consider candidates for director nominees put forward by shareholders. See “Shareholder Proposals for 2005 Annual Meeting” for a description of the advance notice procedures for shareholder nominations for directors.

      Human Resources and Compensation Committee. The Human Resources and Compensation Committee is responsible for, among other things, approving overall compensation policy; recommending to the board the compensation of the chief executive officer and other senior officers; and reviewing and administering our incentive compensation and equity award plans. The Human Resources and Compensation Committee currently consists of Messrs. Hilliard, Tokarz and Shannon, with Mr. Shannon serving as chairman of the committee. All current members of the Human Resources and Compensation Committee are “independent” within the meaning of the new listing requirements adopted by the New York Stock Exchange regarding compensation committee membership. The committee met on four occasions in 2003 after Conseco emerged from bankruptcy. A copy of the Human Resources and Compensation Committee’s charter is available on our website at www.conseco.com.

      Investment Committee. The Investment Committee is responsible for, among other things, reviewing investment policies, strategies and programs; overseeing the investment of funds in accordance with policies and limits approved by it; and reviewing the quality and performance of our investment portfolios and the alignment of asset duration to liabilities. The Investment Committee currently consists of Messrs. Shea, Schneider, Roberts and Turner and Ms. Perry, with Mr. Roberts serving as chairman of the committee. A copy of the Investment Committee’s charter is available on our website at www.conseco.com.

      Executive Committee. Subject to the requirements of applicable law, including our certificate of incorporation and bylaws, the Executive Committee is responsible for exercising, as necessary, the authority of the board of directors in the management of our business affairs during intervals between board meetings. The Executive Committee currently consists of Messrs. Hilliard, Shea and Turner, with Mr. Turner serving as chairman of the committee. A copy of the Executive Committee’s charter is available on our website at www.conseco.com.

Director Compensation

      Our non-employee directors, other than our non-executive chairman, receive an annual cash retainer of $70,000. The chairman of the Audit and Enterprise Risk Committee receives an additional annual cash fee of $30,000, and directors who serve as chairman of one of our other board committees receive an additional annual cash fee of $20,000. Each member of the Audit and Enterprise Risk Committee (including the chairman) receives an additional annual cash retainer of $15,000. Cash fees are paid quarterly in advance. Our non-employee directors, other than our non-executive chairman, are also entitled to receive $70,000 in annual equity awards under the Conseco, Inc. 2003 Long-Term Equity Incentive Plan. In addition, the directors (other than Mr. Shea and Mr. Hilliard) were awarded a one-time equity grant for joining the Board, consisting of 2,000 shares of restricted Common Stock and an option to purchase 10,000 shares of Common Stock. Directors are reimbursed for out-of-pocket expenses incurred in connection with the performance of their responsibilities as directors.

Board Meetings and Attendance

      During 2003, the Board of Directors met on seven occasions after Conseco emerged from bankruptcy on September 10, 2003. All Directors attended at least 75 percent of the aggregate meetings of the Board and the committees on which they served. The independent directors regularly meet in executive session without Mr. Shea or any other member of management. Mr. Hilliard presides at such executive sessions.

Director Independence

      The Board annually determines the independence of directors based on a review by the directors. No director is considered independent unless the board has determined that he or she has no material relationship with Conseco, either directly or as an officer, shareholder or partner of an organization that has a material relationship with Conseco. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. The Board considers the New York Stock Exchange guidelines in making its determination regarding independence and the materiality of any relationships with Conseco. The Board has determined that all current Directors other than Mr. Shea are independent.

Communications with Directors

      Shareholders wishing to communicate directly with Conseco’s Board of Directors or any one or more individual members are welcome to do so by writing to the Conseco Corporate Secretary, 11825 North Pennsylvania Street, Carmel, Indiana, 46032. The Corporate Secretary will forward any communications to the director or directors specified by the shareholder.

      In addition, Conseco has a policy that all directors attend the annual meeting of shareholders. Due to our bankruptcy reorganization, no annual meeting of shareholders was held during 2003.

Compensation Committee Interlocks

      None of the members of the Human Resources and Compensation Committee is or has been one of our officers or employees. None of our executive officers serves, or served during 2003, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Human Resources and Compensation Committee.

Non-Executive Chairman Agreement

      On June 18, 2003, our predecessor entered into an agreement with R. Glenn Hilliard pursuant to which Mr. Hilliard provided consulting services to our predecessor during the pendency of the chapter 11 cases and agreed to serve as our non-executive chairman for an initial term of four years following our emergence from bankruptcy. This agreement, which became effective upon our emergence from bankruptcy, was negotiated with our predecessor’s creditors committee and was approved by the bankruptcy court in connection with the approval of the plan of reorganization. The agreement provides for an annual director’s fee of $1,000,000 for the first two years of the term, and director’s fees similar to those paid to similarly situated non-executive chairmen for the latter two years of the term; a signing bonus of 98,119 shares of common stock, which were issued shortly after our emergence from bankruptcy; and a retention bonus of $1,500,000, payable as soon as practicable following the first anniversary of our emergence from bankruptcy, and a retention bonus of $750,000, payable as soon as practicable following the second anniversary of our emergence from bankruptcy. Under the agreement, we also issued Mr. Hilliard options to purchase 500,000 shares of common stock and 500,000 shares of restricted stock, all of which are subject to vesting, pursuant to the Conseco, Inc. 2003 Long-Term Equity Incentive Plan. The agreement also provides that Mr. Hilliard will receive a grant of options to purchase 0.25% of our then-outstanding common stock and a restricted stock grant of 0.25% of our then-outstanding common stock, all of which will be subject to vesting, as soon as practicable following the first anniversary of our emergence from bankruptcy. After the second anniversary of our emergence from bankruptcy, the agreement provides that Mr. Hilliard will receive the same equity-based compensation as other non-employee members of our board of directors. Under the agreement, Mr. Hilliard is entitled to a gross-up for excise tax payments under Section 280G of the Internal Revenue Code. Mr. Hilliard also receives a monthly allowance of $3,000 per month for office space and related expenses in connection with the maintenance of an office in Atlanta, Georgia. If Mr. Hilliard’s service as non-executive chairman ends as a result of his death, disability or removal other than for cause or failure to be re-elected (each a “qualifying termination”) before the first anniversary of our emergence from bankruptcy, he is entitled to receive the prorated portion of his first-year retention bonus. If Mr. Hilliard’s service as non-executive chairman ends as a result of a qualifying termination after the first anniversary but before the second anniversary of our emergence from bankruptcy, he is entitled to receive the prorated portion of his second-year retention bonus. In addition, upon a qualifying termination, vesting of previously granted options and restricted stock will occur as if Mr. Hilliard continued to serve through the next anniversary of our emergence from bankruptcy following his separation. Mr. Hilliard has agreed not to commence full-time employment with any other company during the 18-month period following our emergence from bankruptcy, and Mr. Hilliard is subject to a non-competition clause under the agreement in the event his service with us terminates prior to the end of the term. On December 30, 2003, Mr. Hilliard, who serves as one of our independent directors, agreed to irrevocably waive his right to receive compensation with respect to services rendered by him to our predecessor prior to our emergence from bankruptcy.

EXECUTIVE COMPENSATION

Report of the Human Resources and Compensation Committee on Executive Compensation

Duties and Responsibilities

      The Human Resources and Compensation Committee is responsible for the following:

•	establishing annual and long-term performance goals and objectives for our elected officers;

•	evaluating the performance of the CEO and other senior executive officers in light of performance goals and objectives;

•	recommending to the Board of Directors the compensation of the CEO and other elected officers based upon the evaluation of the performance of the CEO and the other elected officers, respectively;

•	approving overall compensation policy;

•	making recommendations to the Board of Directors with respect to new cash-based incentive compensation plans and equity-based compensation plans;

•	approving appointments and promotions of senior officers and key employees;

•	preparing an annual performance self-evaluation of the Compensation Committee;

•	administering the Company’s 2003 Long-Term Equity Incentive Plan and any other stock-based, profit-sharing and incentive compensation plans and grants of awards thereunder; and

•	providing advice on the setting of compensation for senior executives whose compensation is not otherwise set by the Committee.

      The Committee’s charter provides that in determining the long-term incentive component of the compensation of the Company’s CEO and other elected officers, the committee may consider: (i) the Company’s performance and shareholder return relative to its peers; and (ii) the value of similar incentive awards to chief executive officers and elected officers at comparable companies. To assist in this process the Human Resources and Compensation Committee engaged a compensation consulting firm to provide information with respect to the compensation of executive officers in the financial services and insurance industries, as well as information concerning compensation of officers for companies emerging from bankruptcy.

Compensation Philosophy

      The Company’s executive compensation program is designed to enable the Company to attract, motivate and retain the executive management needed for achieving the Company’s goals. The goal of the Human Resources and Compensation Committee is to align executive compensation with shareholder value by rewarding achievement of financial and other Company goals as well as recognizing individual contributions. A substantial portion of each executive officer’s total compensation is intended to be based on a pay-for-performance system.

Components of Compensation

      Base Salary. The minimum base salary for each executive officer is established by the terms of each officer’s employment agreement. Base salaries are reviewed annually and increased, as appropriate, based on individual performance, company-wide pay levels, market factors and other data that the committee deems relevant.

      Bonus Payments. The Company has established a pay-for-performance bonus system designed to reward the Company’s executive officers for the achievement of specified individual and company goals that are established at the beginning of the year. The bonus plan allows the CEO to achieve a bonus ranging from zero to an amount equal to twice his salary, depending on his performance and the Company’s performance, with a targeted bonus level equal to his base salary. The bonus is generally paid in the first quarter of the following year.

      Equity-Based Compensation. The Human Resources and Compensation Committee also believes that equity compensation under the Company’s 2003 Long-Term Incentive Plan is an integral part of the executive compensation package. The Human Resources and Compensation Committee consulted with an outside compensation consulting firm regarding appropriate levels of equity awards. The executive officers have received initial awards of restricted stock and stock options. The committee intends to consider annual equity-based awards to management as a means of aligning management and shareholder interests.

Compensation of Executive Officers for 2003

      The compensation awarded for 2003 to our executive officers was based primarily on contractual arrangements entered into or negotiated prior to the Company’s emergence from bankruptcy, as well as payments made under a key employee retention program that was implemented during the bankruptcy (with the approval of the U.S. Bankruptcy Court) as a means of retaining key management personnel. Accordingly, the amounts listed in the Summary Compensation Table on page 10 and the terms of the employment agreements described on pages 11 and 12 generally do not reflect the new compensation policies that were adopted by the Human Resources and Compensation Committee and the Board of Directors following emergence from bankruptcy.

      Submitted by the Human Resources and Compensation Committee:

Michael S. Shannon, Chairman

R. Glenn Hilliard
Michael T. Tokarz

Performance Graph

      The Performance Graph below compares Conseco’s cumulative total shareholder return on its Common Stock for the period from September 12, 2003 (the first day of trading of the Common Stock on the New York Stock Exchange after Conseco’s emergence from bankruptcy) through December 2003 with the cumulative total return of the Standard & Poor’s 500 Composite Stock Price Index (the “S&P 500 Index”) and the Dow Jones Life Insurance Index. The comparison for each of the periods assumes that $100 was invested on September 12, 2003 in each of the Common Stock, the stocks included in the S&P 500 Index and the stocks included in the Dow Jones Life Insurance Index and that all dividends were reinvested.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG CONSECO, S&P 500 INDEX AND DOW JONES LIFE INSURANCE INDEX

9/12/03		9/30/03	10/31/03	11/30/03	12/31/03

Conseco, Inc.	$100	$89	$101	$95	$107

S&P 500 Index	$100	$98	$103	$104	$110

DJ Life Insurance Index	$100	$100	$109	$109	$113

Summary Compensation Table

      The following Summary Compensation Table sets forth the cash compensation and certain other compensation paid to each person who served as chief executive officer and the other five most highly compensated individuals who served as executive officers of Conseco in 2003 (collectively, the “named executive officers”) for services rendered during 2003.

					Long-Term Compensation

		Annual Compensation			Awards

						Number of
						Securities
					Restricted	Underlying
					Stock	Options/SARs
Name and Principal Position	Year	Salary	Bonus(1)	Other(2)	Awards(3)	(in shares)(4)

William J. Shea	2003	$1,026,122	$2,000,000		$13,569,000	500,000
President and Chief	2002	774,038	1,100,000	$87,625	—	—
Executive Officer	2001	147,756	250,000		340,000	450,000
Edward M. Berube(6)	2003	660,000	660,000		—	—
President, Bankers Life	2002	660,000	660,000		—	—
and Casualty	2001	660,000	693,000		—	100,000
Maxwell E. Bublitz(7)	2003	497,372	312,375		—	—
Senior Vice President,	2002	700,000	450,000		—	—
Investments	2001	625,000	450,000		—	25,000
Eugene M. Bullis(8)(9)	2003	609,135	2,400,000		5,467,500	—
Executive Vice President and	2002	243,590	600,000		—	—
Chief Financial Officer
Eric R. Johnson(8)(10)	2003	505,961	1,600,000		1,640,250	—
President, 40y86 Advisors, Inc.
John R. Kline(8)(11)	2003	275,000	171,875		1,093,500	—
Senior Vice President and	2002	214,571	1,052,500		—	—
Chief Accounting Officer

[Additional columns below]

[Continued from above table, first column(s) repeated]

All Other
Name and Principal Position	Compensation(5)

William J. Shea	$68,379
President and Chief	3,677
Executive Officer	92
Edward M. Berube(6)	774
President, Bankers Life	5,500
and Casualty	269,778
Maxwell E. Bublitz(7)	703,031
Senior Vice President,	6,790
Investments	6,750
Eugene M. Bullis(8)(9)	162,090
Executive Vice President and	—
Chief Financial Officer
Eric R. Johnson(8)(10)	180
President, 40y86 Advisors, Inc.
John R. Kline(8)(11)	270
Senior Vice President and	6,310
Chief Accounting Officer

(1)	Bonus amounts shown for 2003 include payments approved by the Bankruptcy Court.

(2)	Includes for Mr. Shea $68,541 relating to his personal use of Company aircraft in 2002.

(3)	The amounts shown in this column represent the value of the award of shares of restricted stock based on the closing price of the common stock on the dates of grant.

(4)	No stock appreciation rights have been granted.

(5)	For 2003, the amounts reported in this column represent the following amounts paid for the named executive officers: (i) severance payment (Mr. Bublitz, $650,000); (ii) accrued vacation payment (Mr. Bublitz, $51,538); (iii) amounts imputed as income for accommodation and business commuting expenses (Mr. Shea, $65,170 and Mr. Bullis, $130,337); (iv) relocation expenses (Mr. Bullis, $30,979); (v) individual life insurance premiums (Mr. Shea, $2,435 and Mr. Bublitz, $1,290); and (vi) group life insurance premiums (Mr. Shea, $774, Mr. Berube, $774, Mr. Bublitz, $203, Mr. Bullis, $774, Mr. Johnson, $180 and Mr. Kline, $270).

(6)	Mr. Berube’s employment was terminated in February 2004.

(7)	Mr. Bublitz’ employment was terminated in September 2003.

(8)	No compensation information is reported for years before the named executive officer became an executive officer of the Company.

(9)	Mr. Bullis’ employment commenced in July 2002.

(10)	Mr. Johnson became an executive officer in September 2003.

(11)	Mr. Kline became an executive officer in July 2002.

Employment Agreements

      Chief Executive Officer. On May 27, 2003, our predecessor entered into an employment agreement with William J. Shea pursuant to which he would serve as our President and Chief Executive Officer for an initial term of three years. This agreement, which became effective upon our emergence from bankruptcy on September 10, 2003, was negotiated with our predecessor’s creditors committee and was approved by the bankruptcy court in connection with the approval of the plan of reorganization. The agreement provides for an annual base salary of $1,000,000, an annual performance-based bonus with a target of 100% of base salary, and an emergence bonus of $1,000,000, which was paid shortly after our emergence from bankruptcy. Under the agreement, we issued Mr. Shea options to purchase 500,000 shares of common stock and 500,000 shares of restricted stock, all of which are subject to vesting, pursuant to the Conseco, Inc. 2003 Long-Term Equity Incentive Plan. The agreement also provides that Mr. Shea will receive a retirement benefit of $500,000 per year and term life insurance with a face amount of $1,500,000. Mr. Shea’s retirement benefit is guaranteed by our subsidiaries, Conseco Services LLC and Conseco Life Insurance Company of Texas. Mr. Shea is also entitled to a gross-up for excise tax payments under Section 280G of the Internal Revenue Code. If Mr. Shea is terminated by Conseco without just cause or resigns for good reason, he will be entitled to a payment of $6,250,000 and a pro rata portion of the greater of his annual bonus for the year in which the separation occurs or $500,000. In addition, vesting of the previously granted options and restricted stock described above will occur as if Mr. Shea were employed through the next anniversary of our emergence from bankruptcy following his separation. If Mr. Shea elects to exercise his right under the agreement to terminate his employment within 60 days of each anniversary of the effective date, then he will be entitled to an immediate cash payment of $2,083,333 if the termination occurs within 60 days of the first anniversary of the effective date, $4,166,666 if the termination occurs within 60 days of the second anniversary of the effective date and $6,250,000 if the termination occurs within 60 days of the third or any subsequent anniversary of the effective date. Mr. Shea is subject to a non-competition clause under the agreement in the event his service with Conseco terminates prior to the end of the term.

      Chief Financial Officer. We have entered into an employment agreement, effective September 10, 2003, with Eugene M. Bullis pursuant to which he would serve as our executive vice president and chief financial officer for a term of three years. The agreement provides for an annual base salary of $600,000, an annual performance-based bonus with a target of 100% of base salary and an emergence bonus of $1,200,000, which was paid shortly after our emergence from bankruptcy. Mr. Bullis is also entitled to a future success bonus of $1,200,000 to be paid on the third anniversary of the agreement, subject to acceleration triggers under which one-third of the $1,200,000 future success bonus would be paid upon the occurrence of each of: the first refinancing of our class A preferred stock and senior credit facility, our obtaining a financial strength rating from A.M. Best of “A-” or higher, and achievement of agreed upon expense reductions. Under the agreement, we provided Mr. Bullis with an initial equity award comprised of options to purchase 250,000 shares of common stock with an exercise price to fair market value on the date of grant and 250,000 shares of restricted stock, all of which are subject to vesting, pursuant to the Conseco, Inc. 2003 Long-Term Equity Incentive Plan. The agreement also provides that Mr. Bullis will receive a supplemental retirement benefit of $250,000 per year, one-third of which will vest each anniversary of the agreement. We have agreed to provide Mr. Bullis a life insurance policy with a face value of $600,000 and cover the cost of certain relocation expenses. If Mr. Bullis is terminated by Conseco without just cause, the unpaid amount of his supplemental retirement benefit will vest and any unpaid portion of the $1,200,000 future success bonus will become due and payable. In addition, vesting of the previously granted options and restricted stock described above will occur as if Mr. Bullis were employed through the next anniversary of our emergence from bankruptcy following his separation. In the event of a change of control of Conseco, all previously granted options and restricted stock will vest. In the event that Mr. Bullis’ employment is terminated 6 months prior to or within 2 years after a change of control, the unvested amount of his supplemental retirement benefit will vest and any unpaid portion of the $1,200,000 future success bonus will become due and payable. In addition, if Mr. Bullis’ employment is terminated 6 months prior to a change of control, all of his unvested options and restricted stock will vest, retroactive to the date of termination, upon the occurrence of the change of control. Mr. Bullis is subject to a non-competition clause under the agreement in the event his service with Conseco terminates prior to the end of the term.

      Chief Accounting Officer. Effective July 15, 2004, we entered into an employment agreement with John R. Kline pursuant to which he would serve as our senior vice president and chief accounting officer for a term of three years. The agreement provides for an annual base salary of at least $275,000, an annual performance-based bonus with a target of 75% of base salary and certain fringe benefits. Under the agreement, we provided Mr. Kline with an equity award comprised of options to purchase 100,000 shares of common stock and 50,000 shares of restricted stock, all of which are subject to vesting, pursuant to the Conseco, Inc. 2003 Long-Term Equity Incentive Plan. We have also agreed to provide to Mr. Kline a life insurance policy with a face amount of $275,000. In the event that Mr. Kline’s employment is terminated 6 months prior to or within 2 years after a change of control of Conseco, Mr. Kline would be entitled to receive his base salary and target bonus (in the form of salary continuation on a pro-rata basis) for the 12-month period following his termination of employment plus a cash lump sum equal to a pro-rata portion of the target bonus for the year in which the date of termination occurs plus the target bonus for the preceding year if termination occurs after year-end but before such bonuses are paid.

      President, 40y86 Advisors, Inc. 40y86 Advisors, Inc., a wholly-owned investment management subsidiary of Conseco, Inc. that manages the investment portfolios of our insurance subsidiaries, has entered into an employment agreement, effective September 10, 2003, with Eric R. Johnson pursuant to which he agreed to serve as 40y86 Advisors’ president for a term of three years. The agreement provides for an annual base salary of $500,000, an annual performance-based bonus with a target of 100% of base salary and a bonus of $950,000 that was paid in January 2004. Mr. Johnson is also entitled to a future success bonus of $950,000 to be paid on the third anniversary of the agreement, subject to acceleration triggers under which one-third of the $950,000 future success bonus would be paid upon the occurrence of each of: the first refinancing of our class A preferred stock and senior credit facility, our obtaining a financial strength rating from A.M. Best of “A-” or higher, and the achievement of mutually agreed-upon improvements in investment return and quality. Under the agreement, we provided Mr. Johnson with an initial equity award comprised of options to purchase 150,000 shares of common stock with an exercise price equal to fair market value on the date of grant and 75,000 shares of restricted stock, all of which are subject to vesting, pursuant to the Conseco, Inc. 2003 Long-Term Equity Incentive Plan. We agreed to provide Mr. Johnson a life insurance policy with a face value of $500,000. If Mr. Johnson is terminated by 40y86 Advisors without just cause, any unvested portion of the $950,000 future success bonus will become due and payable. In the event of a change of control of Conseco, all previously granted options and restricted stock will vest. In the event that Mr. Johnson’s employment is terminated 6 months prior to or within 2 years after a change of control, any unvested portion of the $950,000 future success bonus will become due and payable. In addition, if Mr. Johnson’s employment is terminated 6 months prior to a change of control, all of his unvested options and restricted stock will vest, retroactive to the date of termination, upon the occurrence of the change of control. Mr. Johnson is subject to a non-competition clause under the agreement in the event his service with 40y86 Advisors terminates prior to the end of the term.

Certain Relationships and Related Transactions

      Beginning in 1996, our predecessor adopted stock purchase plans (the “Purchase Plans”) to encourage direct, long-term ownership of its common stock by directors, executive officers and certain key employees. Purchases of common stock under the Purchase Plans were financed by personal loans made to the participants from banks. These loans were collateralized by the common stock purchased. Approximately 170 directors, officers and key employees of our predecessor and its subsidiaries participated in the Purchase Plans and purchased an aggregate of approximately 19.0 million shares of our predecessor’s common stock offered under the Purchase Plans. Our predecessor guaranteed the loans but had recourse to the participants if it incurred a loss under the guarantees. As a result of the plan of reorganization, Conseco acquired the right to collect these loans from the participants. The only current director or executive officer that had an outstanding Purchase Plan loan during 2003 was Mr. Johnson, who had borrowed $205,903, relating to his purchase of 5,000 shares under the Purchase Plans. Mr. Johnson repaid this loan in full in 2003.

      In addition, our predecessor provided loans to the participants for the interest payments payable on the guaranteed bank loans. The largest amount owed during 2003 by Mr. Johnson on the loan to cover interest was

$58,912. Mr. Johnson repaid his interest payment loan in full in January 2004. The interest payment loans bore interest at a variable annual rate equal to the lowest annual rate our predecessor paid under its most recent senior credit facility.

Stock Options

      The following table sets forth certain information concerning the exercise in 2003 of options to purchase common stock by the named executive officers and the unexercised options to purchase common stock held by such individuals as of December 31, 2003.

Aggregated Option Exercises in 2003 and Year-End Option Values

Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options (in shares) at		In-the-Money Options at
	Number of		December 31, 2003		December 31, 2003(1)
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

William J. Shea	—	—	—	500,000	—	$2,700,000
Edward M. Berube	—	—	—	—	—	—
Maxwell E. Bublitz	—	—	—	—	—	—
Eugene M. Bullis	—	—	—	—	—	—
Eric R. Johnson	—	—	—	—	—	—
John R. Kline	—	—	—	—	—	—

(1)	The value is calculated based on the aggregate amount of the excess of $21.80 (the last sale price of the Common Stock as reported by the New York Stock Exchange for the last business day of 2003) over the relevant exercise prices.

      The following table sets forth certain information concerning options to purchase common stock granted in 2003 to the named executive officers.

Option Grants in 2003

Individual Grants

Potential Realizable Value at
Assumed Annual Rates of
		% of Total			Stock Price Appreciation for
	Number of	Options Granted	Per Share		Options Term
	Securities Underlying	to Employees	Exercise	Expiration
Name	Options Granted	in 2003	Price	Date	5%	10%

William J. Shea(1)	500,000	100%	$16.40	9/29/13	$6,777,686	$15,649,462
Edward M. Berube	—	—	—	—	—	—
Maxwell E. Bublitz	—	—	—	—	—	—
Eugene M. Bullis	—	—	—	—	—	—
Eric R. Johnson	—	—	—	—	—	—
John R. Kline	—	—	—	—	—	—

(1)	The options reported are non-qualified stock options which vest in four equal annual installments beginning September 29, 2004.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT AUDITORS

      PricewaterhouseCoopers LLP served as our independent auditors for 2003 and has been selected by the Audit and Enterprise Risk Committee to serve as our independent auditors for the fiscal year ending December 31, 2004. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the shareholders.

      THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2004.

Fees Paid to PricewaterhouseCoopers LLP

      Aggregate fees billed to the Company for the years ended December 31, 2003 and 2002, by PricewaterhouseCoopers LLP were as follows (dollars in millions):

	Year ended
	December 31,

	2003	2002

Audit fees (a)	$5.0	$3.9
Audit-related fees (b)	.3	.8
Tax fees (c)	2.2	1.2
All other fees (d)	.1	.1

Total	$7.6	$6.0

(a)	Audit fees were for professional services rendered for the audits of Conseco’s consolidated financial statements, statutory and subsidiary audits, issuance of comfort letters, consents, and assistance with review of documents filed with the Securities and Exchange Commission.

(b)	Audit-related fees primarily include services provided for advisory services for Sarbanes-Oxley Section 404, employee benefit plan audits, and other assurance related services.

(c)	Tax fees primarily include services provided for tax compliance, tax advice and tax planning.

(d)	Other fees relate to software licensing fees.

Pre-Approval Policy

      The Audit and Enterprise Risk Committee has adopted a policy requiring pre-approval of all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The audit committee of our predecessor adopted a policy for pre-approval of audit and permissible non-audit services provided by the independent auditors in December 2002. Prior to that time, there was no specific policy. In 2002, all audit fees were pre-approved; approximately 20 percent of the audit-related services were pre-approved; but none of the 2002 tax or other services were pre-approved.

      In 2003, all new engagements of the independent auditors were pre-approved by the Audit and Enterprise Risk Committee for all audit, audit-related, tax and other services.

Report of the Audit and Enterprise Risk Committee

      In accordance with its written charter adopted by the Board of Directors, a copy of which is attached as Exhibit A, the Audit and Enterprise Risk Committee provides assistance to the Board of Directors in fulfilling its responsibilities for oversight of the integrity of the financial statements, public disclosures and financial reporting practices of the Company. The Audit and Enterprise Risk Committee is comprised entirely of independent directors meeting the requirements of applicable rules of the Securities and Exchange Commission and the New York Stock Exchange.

      The Audit and Enterprise Risk Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to each of the matters assigned to it under the Committee’s charter. To carry out its responsibilities, the Audit and Enterprise Risk Committee met five times during 2003 after Conseco emerged from bankruptcy in September 2003. Ms. Perry was appointed to the committee after she jointed the Conseco Board in June 2004.

      In overseeing the preparation of the Company’s financial statements, the Audit and Enterprise Risk Committee has met with management and the Company’s independent auditors to review and discuss the consolidated financial statements prior to their issuance and to discuss significant accounting issues. The Audit and Enterprise Risk Committee also discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees.”

      The Audit and Enterprise Risk Committee obtained from the independent auditors a formal written statement consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and has discussed with the auditors their independence.

      Based on the reviews and discussions referenced above, the Audit and Enterprise Risk Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

      Submitted by the Audit and Enterprise Risk Committee:

Neal C. Schneider, Chairman

Debra J. Perry
Philip R. Roberts
John G. Turner

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires Conseco’s directors and executive officers, and each person who is the beneficial owner of more than 10 percent of any class of Conseco’s outstanding equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Conseco. Specific due dates for these reports have been established by the Securities and Exchange Commission, and Conseco is required to disclose any failure by such persons to file such reports for fiscal year 2003 by the prescribed dates. Officers, directors and greater than 10 percent beneficial owners are required to furnish Conseco with copies of all reports filed with the Securities and Exchange Commission pursuant to Section 16(a). To Conseco’s knowledge, based solely on review of the copies of the reports furnished to Conseco and written representations that no other reports were required, all filings required pursuant to Section 16(a) of the Securities Exchange Act of 1934 applicable to Conseco’s officers, directors and greater than 10 percent beneficial owners were timely made by each such person during the year ended December 31, 2003.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      Any proper proposal which a shareholder wishes to have included in the Board’s proxy statement and form of proxy for the 2005 Annual Meeting must be received by Conseco by March 23, 2005. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the proxy statement for the 2005 Annual Meeting. In addition to the Securities and Exchange Commission rules concerning shareholder proposals, the Company’s Bylaws establish advance notice procedures with regard to certain matters, including stockholder nominations for directors, to be brought before a meeting of stockholders at which directors are to be elected. In the case of an annual meeting, notice must be received by the Secretary of the Company not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. In the case of a special meeting of stockholders at which directors are to be elected, notice of a stockholder nomination must be received by the Secretary of the Company no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was made. A nomination will not be considered if it does not comply with these notice procedures and any additional requirements set forth in our bylaws. Please note that these bylaw requirements are separate from the Securities and Exchange Commission’s requirements to have a stockholder nomination or other proposal included in our proxy statement. Any shareholder who wishes to submit a proposal to be acted upon at the 2005 Annual Meeting or who wishes to nominate a candidate for election as director should obtain a copy of these Bylaw provisions and may do so by written request addressed to the Secretary of Conseco at 11825 North Pennsylvania Street, Carmel, Indiana 46032.

ANNUAL REPORT

      Conseco previously mailed its Annual Report for 2003 (which includes its annual report on Form 10-K as filed with the Securities and Exchange Commission) to all holders of Common Stock as of April 2, 2004. Those shareholders who acquired their Common Stock after April 2, 2004 are receiving Conseco’s Annual Report for 2003 with this Proxy Statement, but the Annual Report is not part of the proxy solicitation material. If you did not receive the Annual Report for 2003 or wish to receive an additional copy without charge, please contact Conseco Investor Relations, 11825 North Pennsylvania Street, Carmel, Indiana 46032; telephone (317) 817-2893 or email ir@conseco.com.

OTHER MATTERS

      Management knows of no other matters which may be presented at the Annual Meeting. If any other matters should properly come before the meeting, the persons named in the enclosed form of proxy will vote in accordance with their best judgment on such matters.

By Order of the Board of Directors

William S. Kirsch
Secretary

July 21, 2004

Exhibit A

CONSECO, INC.

CHARTER OF THE

AUDIT AND ENTERPRISE RISK COMMITTEE
OF THE
BOARD OF DIRECTORS

Purpose

      The Audit and Enterprise Risk Committee of the Board of Directors is responsible for assisting the Board in fulfilling its oversight responsibility with respect to:

      1. The integrity of the Company’s financial statements, public disclosures and financial reporting process;

      2. The appointment, performance, independence and qualifications of the Company’s independent auditors;

      3. The performance of the Company’s internal audit function;

      4. Compliance by the Company with applicable legal and regulatory requirements; and

      5. Risk assessment and risk management.

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

      The Committee will provide an open avenue of communication among the directors, the independent auditors, the internal auditors, and the management of the Company.

Membership

      The Committee shall consist of at least three members of the Board. The Board shall designate one member of the Committee as its chairperson.

      Committee members shall satisfy the independence, financial literacy and expertise requirements of applicable stock exchanges, Section 10A of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission. The chairperson shall qualify as an “audit committee financial expert” under applicable SEC rules. Each member’s independence shall be determined by the full Board.

      Committee members may not accept any compensation from the Company either directly or indirectly other than compensation as a Board member or a member of any Board committee. Committee members shall not simultaneously serve on the audit committees of more than two other public companies, unless the Board determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee and discloses such determination in the proxy statement.

Authority

      The Committee shall have the authority to conduct any investigation appropriate to fulfilling its responsibilities under this Charter. In performing its duties under this Charter the Committee shall have the power to retain, at the Company’s expense, outside legal, accounting, consulting or other experts it deems necessary to advise the Committee and assist it in fulfilling its duties and responsibilities. The Committee, in its discretion, may request any officer or employee of the Company, or the Company’s outside counsel or independent auditor, to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee and to provide pertinent information as necessary.

Meetings and Reports

      The Committee shall meet at least four times annually or more frequently as circumstances dictate. Meetings may be in person or by telephone as needed to conduct the business of the Committee. The Committee may take action by unanimous written consent of the members in the absence of a meeting. The Committee shall meet periodically with management, the internal auditors, the independent auditor and others it may deem appropriate in separate executive sessions.

      The Committee shall report its activities periodically to the Board of Directors with such recommendations as the Committee may deem appropriate. The Committee shall maintain minutes of its meetings.

Responsibilities and Duties

      The Committee shall perform the following functions and may carry out additional functions and adopt additional policies and procedures in furtherance of the purpose of the Committee outlined above, as may be appropriate in light of changing business, legislative, regulatory or other conditions, or as may be delegated to the Committee by the Board from time to time.

(1) Financial Statements, Public Disclosures, and Financial Reporting Process

(a)	Prepare the report the SEC requires to be included in the Company’s annual proxy statement.

(b)	Review and discuss, prior to public dissemination, the annual audited and quarterly unaudited financial statements with management and the independent auditor, including major issues regarding accounting, disclosure, and auditing procedures and practices as well as the adequacy of internal controls that could materially affect the Company’s financial statements. In addition, the review shall include the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Based on the annual review and discussions, make a recommendation to the Board whether the Company’s annual financial statements should be filed with the SEC in the Annual Report on Form 10-K.

(c)	Review and discuss earnings releases, including the use of non-GAAP financial measures to the extent permitted, as well as financial information and earnings guidance provided to analysts and rating agencies, though this may be done generally (i.e., discussion of the types of information to be disclosed and the type of presentation to be made) and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide financial information or earnings guidance or use non-GAAP financial measures.

(d)	Consider the independent auditor’s judgments about the quality (not just the acceptability) and appropriateness of the Company’s accounting principles. Review and discuss reports from the independent auditors on:

(i)	All critical accounting policies and practices to be used.

(ii)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramification of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

(iii)	Other material written communications between the independent auditor and management, such as any management letter.

(e)	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and discuss with management and the independent auditor their impact on Company financial statements.

(f)	Review and discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. Discuss at least annually with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61 — Communication with Audit Committees.

(g)	Review with the independent auditor any audit problems or difficulties and management’s response.

(h)	Review disclosures made to the Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of disclosure controls and procedures and any fraud involving management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(i)	Resolve any disagreements between management and the independent auditor regarding financial reporting.

(2) Independent Auditors

(a)	Maintain sole responsibility for the appointment, compensation, retention, termination and oversight of the work of the Company’s independent auditors for the purpose of issuing an audit report or related work. Such independent auditors shall report directly to and be ultimately accountable to the Committee.

(b)	Obtain and review a report from the independent auditor at least annually regarding (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company.

(c)	Review and, in its sole discretion, approve in advance the fees and terms of all audit and all permitted non-audit services to be performed by the independent auditor. The Committee may delegate authority to its Chairperson to grant pre-approvals of permitted non-audit services, provided that the decisions shall be presented to the full Committee at its next regularly scheduled meeting. The independent auditor shall not be retained to perform any non-audit functions prohibited by law, rule, or regulation.

(d)	Obtain a formal written statement, at least annually, from the independent auditor delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, to ensure the independent auditor’s independence is affirmed. Discuss with the Board of Directors, if necessary, any relationships between the independent auditor and the Company or any other relationships that may adversely affect the performance, objectivity, or independence of the independent auditor. Review and evaluate the lead partner of the independent auditor.

(e)	Meet with the independent auditors, internal auditors, and management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized. At the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors and the adequacy and effectiveness of accounting and financial controls and policies and procedures.

(f)	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

(3) Internal Auditors

(a)	Review internal audit’s responsibilities and ensure unrestricted access by internal auditors to relevant records, personnel and physical properties.

(b)	Ensure the internal audit function is structured so that it achieves organizational independence and permits full and unrestricted access to the Committee, management, and the Board.

(c)	Review the coordination between the independent public accountants and internal auditors and review the risk assessment processes, scopes and procedures of the Company’s internal audit work and whether such risk assessment processes, scopes and procedures are adequate to attain the internal audit objectives as determined by the Company’s management and approved by the Committee.

(d)	Review the quality of the composition of the Company’s internal audit staff.

(e)	Approve the internal audit charter and any modifications.

(f)	Review and concur in the appointment, replacement, reassignment, or dismissal of the General Auditor.

(g)	Review and approve the annual internal audit plan and budget, and any significant changes to the internal audit plan.

(h)	Review, as appropriate, the results of internal audits and discuss related significant internal control matters with the internal auditors and management, including significant reports to management prepared by the internal auditors and management’s responses.

(4) Compliance with Legal and Regulatory Requirements

(a)	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

(b)	Review the Company’s compliance function, including compliance with the Company’s policies, and review with the Company’s General Counsel and General Auditor the adequacy and effectiveness of the Company’s procedures to ensure compliance with legal and regulatory requirements.

(c)	Annually receive an update from the General Counsel regarding pending or threatened litigation and instruct the General Counsel to promptly notify the Committee of any legal matters that could have an impact on the Company financial statements.

(d)	Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

(5) Review of Risk Management

(a)	Discuss guidelines and policies to govern the Company’s risk assessment and risk management.

(b)	Discuss the Company’s major financial risk exposures and evaluate the processes, procedures and controls that management has adopted to monitor and control those risks.

(6) Other Functions

(a)	Provide sufficient opportunity for the internal auditors and independent auditors to meet with the members of the Committee without members of management present to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

(b)	Periodically review the administration of the Company’s pension plans.

(c)	Review and discuss the Committee Charter at least annually and at such other intervals as the Committee or the Board of Directors determines. Recommend any proposed changes to the Board for approval.

(d)	Evaluate its own performance annually.

VOTE BY INTERNET — www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Conseco, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
CNSCO3	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CONSECO, INC.

THE PROXIES ARE HEREBY AUTHORIZED
TO VOTE AS FOLLOWS:

Vote On Directors		For	Withhold	For All	To withhold authority to vote, mark “For All Except”
		All	All	Except	and write the nominee’s number on the line below.
1.	Election of 01) Debra J. Perry, 02) Philip R. Roberts,
	03) William J. Shea and 04) Michael T. Tokarz for	☐	☐	☐
one-year terms expiring in 2005.

Vote On Auditors		For	Against	Abstain
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors of Conseco for the fiscal year ending December 31, 2004.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

Please sign below exactly as your name appears on the label.
When signing as attorney, corporate officer or fiduciary, please give full title as such. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting and Proxy Statement
dated July 21, 2004.

PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY.

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Signature [PLEASE SIGN WITHIN BLOCK]	Date	Signature (Joint Owners)	Date

CONSECO, INC.

Proxy for 2004 Annual Meeting of Shareholders
Solicited on Behalf of the Board of Directors

Each person signing this card on the reverse side hereby appoints, as proxies, Eugene M. Bullis, William S. Kirsch, and Daniel J. Murphy, or any of them with full power of substitution, to vote all shares of Common Stock which such person is entitled to vote at the Annual Meeting of Shareholders of Conseco, Inc. to be held at the Conseco Conference Center, 530 College Drive, Carmel, Indiana at 9:00 a.m. local time on August 24, 2004, and any adjournments thereof.

This proxy card will be voted as directed. If no instructions are specified, the shares represented by this proxy shall be voted for the election of all directors listed in item 1 and for the ratification of the appointment of auditors in Item 2.

This proxy is continued on the reverse side.
Please sign on the reverse side and return promptly.